Exhibit 99.1

Vertex Energy Reports a 20% Increase in
Gross Profit for First Quarter 2013
Compared to First Quarter 2012

10% Increase in Output Volume and 9% Per Barrel Margin Improvement for the Quarter

—Conference Call Today at 10:00 A.M. EDT—

HOUSTON--(BUSINESS WIRE)--Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, today announced its financial results for the quarter ended March 31, 2013.

Financial highlights for the year include:

•	Gross profit increased 20% from the first quarter of 2012 to $3.47 million for the quarter ended March 31, 2013;

•	Company-wide product volume sales increased 10% over Q1 2012;

•	Overall per barrel margin increased by 9% relative to the first quarter of last year.

Benjamin P. Cowart, Chief Executive Officer of Vertex Energy said, “We are now seeing the benefits of our recent acquisition in the form of improved margins.  Our Black Oil Division experienced a 60% increase in gross profit versus the same quarter a year ago, while our TCEP business experienced an 80% improvement in gross profit relative to Q1 2012. Additionally, we are showing improvements in reducing our SG&A expenses quarter over quarter as we were able to reduce that expense line by 10.2% relative to the fourth quarter of 2012.”

“We are optimistic regarding our business as we move further into 2013 as we have recently implemented a material process change at TCEP that we believe will improve both operating efficiency and product quality.” Mr. Cowart added, “We anticipate the results of this important upgrade at TCEP to become evident in the third quarter and beyond.”

Mr. Cowart continued, “In addition to increasing the performance of TCEP, we are continuing to evaluate acquisition possibilities that are both accretive to the company and allow us to secure greater volumes of feedstock at reduced prices.” Mr. Cowart concluded, “Our continued development of used oil to fuel opportunities will be another area of growth for the company in 2013.”

CONFERENCE CALL

As previously announced, management of Vertex Energy will host a conference call today at 10:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-407-4019 from the U.S. International callers may telephone 201-689-8337, approximately 15 minutes before the call. A webcast will also be available at: www.vertexenergy.com

A digital replay will be available by telephone approximately two hours after the completion of the call until May 31, 2013, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #: 413045.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	March 31,	December 31,
	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$1,316,831	$807,940
Accounts receivable, net	7,383,050	7,160,780
Inventory	5,907,992	5,870,121
Prepaid expenses	519,198	492,467
Total current assets	15,127,071	14,331,308

Noncurrent assets
Fixed assets, net	11,279,296	11,617,368
Intangible assets, net	15,680,721	15,934,724
Goodwill	3,515,977	3,515,977
Deferred federal income taxes	3,735,000	3,703,000
Total noncurrent assets	34,210,994	34,771,069

TOTAL ASSETS	$49,338,065	$49,102,377

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$10,641,158	$8,869,234
Current portion of long-term debt	1,722,400	1,749,329
Total current liabilities	12,363,558	10,618,563

Long-term liabilities
Long-term debt	5,834,651	6,281,457
Contingent consideration	4,744,850	4,711,000
Line of credit	4,500,000	6,750,000
Deferred federal income tax	363,000	341,000
Total liabilities	27,806,059	28,702,020

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series B Preferred stock, $0.001 par value,
2,000,000 authorized
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 authorized and 1,428,923 and 1,512,891 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,429	1,513
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 17,176,001 and 16,965,464 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	17,176	16,965
Additional paid-in capital	10,767,272	10,719,345
Retained earnings	10,746,129	9,662,534
Total stockholders’ equity	21,532,006	20,400,357

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,338,065	$49,102,377

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2013 AND 2012 (UNAUDITED)

	March 31, 2013	March 31, 2012

Revenues	$33,254,801	$34,827,939

Cost of revenues	29,785,043	31,942,875

Gross profit	3,469,758	2,885,064

Selling, general and administrative expenses	2,221,492	1,194,747
Acquisition related expenses	36,592	-

Total selling, general and administrative expenses	2,258,084	1,194,747

Income from operations	1,211,674	1,690,317

Other income (expense)
Other income	25,289	-
Other expense	(40,726)	-
Interest expense	(106,140)	(44)
Total other income (expense)	(121,577)	(44)

Income before income taxes	1,090,097	1,690,273

Income tax expense	(6,502)	(116,000)

Net income	$1,083,595	$1,574,273

Earnings per common share
Basic	$0.06	$0.17
Diluted	$0.05	$0.10

Shares used in computing earnings per common share
Basic	17,079,242	9,434,094
Diluted	20,139,182	15,473,017

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED)

	Three Months Ended
	March 31, 2013	March 31, 2012

Cash flows from operating activities
Net income	$1,083,595	$1,574,273
Adjustments to reconcile net income to cash
provided by operating activities
Stock-based compensation expense	48,054	44,441
Depreciation and amortization	532,718	40,913
Deferred federal income tax	(10,000)	98,000
Changes in assets and liabilities
Accounts receivable	(222,270)	(565,497)
Accounts receivable- related parties	-	798
Inventory	(37,871)	(549,934)
Prepaid expenses	(26,731)	27,775
Accounts payable	1,771,924	1,926,954
Accounts payable-related parties	-	606,588
Deposits	-	444,383
Net cash provided by operating activities	3,139,419	3,648,694

Cash flows from investing activities
Purchase of intangible assets	-	(59,519)
Acquisition, net	(34,122)	-
Refund of asset acquisition	675,558	-
Purchase of fixed assets	(548,229)	(2,091)
Net cash provided by (used in) investing activities	93,207	(61,610)

Cash flows from financing activities
Line of credit payments, net	(2,250,000)
Payments on note payable	(473,735)
Proceeds from exercise of common stock warrants	-	34,187
Net cash provided by financing activities	(2,723,735)	34,187

Net increase in cash and cash equivalents	508,891	3,621,271

Cash and cash equivalents at beginning of the period	807,940	675,188

Cash and cash equivalents at end of period	$1,316,831	$4,296,459

SUPPLEMENTAL INFORMATION
Cash paid for interest during the period	$76,706	$44
Cash paid for income taxes during the period	$-	$10,000

NON-CASH TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$84	$34

Contacts

Porter, LeVay & Rose, Inc.
Marlon Nurse, D.M., 212-564-4700
VP – Investor Relations
or
Vertex Energy
Matthew Lieb, 310-230-5450
COO